Exhibit 99.1
DSW Inc. Reports First Quarter 2011 Results
•	First quarter net sales increased 12%, on a 10.8% increase in comparable sales
•	Gross profit margin expanded 140 basis points to 34.2% of net sales
•	Operating profit increased 29% and represented 12.6% of net sales, a 170 basis point expansion from the first quarter of 2010
•	Company raises 2011 annual diluted earnings per share guidance to $2.65 to $2.80 excluding any benefits or costs associated with the pending merger with Retail Ventures, Inc.
•	Company expects 2011 comp sales to increase in the mid single-digit range
COLUMBUS, Ohio, May 24, 2011 — DSW Inc. (NYSE: DSW), a leading branded footwear specialty retailer, announced its first quarter financial results for the thirteen week period ended April 30, 2011, which compares to the thirteen week period ended May 1, 2010.
“We have had a strong start to the year, recording double-digit gains in net sales and comparable sales and a 29% increase in operating profit as compared to the first quarter last year, continuing our stellar performance from 2010,” stated Mike MacDonald, President and Chief Executive Officer, DSW Inc. “We attribute our ongoing strength to the successful execution of our key growth initiatives, and the increasing importance and attachment to the DSW brand by consumers. During the quarter, DSW achieved balanced growth across categories and genders with accessories and men’s leading the way. Our new stores performed well and we were also pleased with the growth in our leased business division, which generated its highest quarterly sales in over four years.”
“This is an exciting time in our history as we complete the merger of RVI, which will simplify our corporate structure and increase our public float,” Mr. MacDonald continued. “We are optimistic about our business as we begin the second quarter and are pleased to raise our annual guidance. Consumers are recognizing DSW for our consistent ability to present trend-right styles and terrific value in a conveniently located and compelling store format. We expect to capitalize on our strong positioning with powerful brand marketing and merchandising while continuing our systems enhancements in order to improve customer satisfaction.”

First Quarter Operating Results
•	Net sales increased 12.0% to $503.6 million from $449.5 million in the first quarter of 2010;
•	Comparable sales for the first quarter increased 10.8%. This follows a 16.2% increase in comparable sales in the first quarter of 2010;
•	Operating profit increased 29% to $63.3 million, or 12.6% of net sales, which included $1.4 million in transaction costs related to the pending merger with RVI. This compares to operating profit of $49.1 million, or 10.9% of net sales, in the first quarter of 2010;
•	Net income was $38.4 million, or $0.85 per diluted share on 45.3 million weighted average shares outstanding. This included charges associated with the pending merger with RVI that impacted first quarter earnings per diluted share by approximately $0.02. This compares to net income of $30.2 million, or $0.67 per diluted share on 44.8 million weighted average shares outstanding, in the first quarter of 2010.
First Quarter Balance Sheet Highlights
•	Cash and investments totaled $393 million compared to $304 million at the end of the first quarter 2010, and the Company has no debt;
•	Inventories were $335 million compared to $287 million at the end of the first quarter of 2010. Inventory per square foot increased 14% compared to the first quarter of 2010. This increase in inventory reflects anticipated sales trends, inclusive of dsw.com and new store openings, as well as the impact of opportunistic pre-buys for fall and receipt timing.
Store Expansion
During the first quarter of 2011 the Company opened seven new stores, ending the quarter with 318 stores and 7.1 million gross square feet in operation. The Company expects to open a total of 18 DSW stores in fiscal 2011.
Pending Merger Transaction
On February 8, 2011, the Company and its largest shareholder, Retail Ventures, Inc. (NYSE: RVI), announced the two companies had signed a definitive merger agreement providing for RVI to become a wholly-owned subsidiary of DSW in an exchange of shares at an exchange ratio of 0.435 DSW shares per each RVI share. On May 19, 2011 the merger was approved by DSW and RVI shareholders and is expected to close on May 26, 2011. After the merger, prior period financial information presented in the DSW consolidated financial statements will generally reflect the historical activity of RVI.

Fiscal 2011 Annual Outlook
The Company is increasing its annual guidance. DSW currently estimates annual comparable sales to increase in the mid single-digit range and expects annual diluted earnings per share in the range of $2.65 to $2.80 for fiscal 2011, excluding any impact from the pending merger with RVI.
Webcast and Conference Call
To hear the Company’s live earnings conference call, log on to http://www.dswinc.com/ today at 8:30 AM Eastern, or call 1-888-515-2880. To hear a replay of the earnings call, which will be available approximately two hours after the conference call ends, dial 1-877-870-5176, followed by passcode 8326819. An audio replay of the conference call, as well as additional financial information, will also be available at http://www.dswinc.com/.
About DSW Inc.
DSW Inc. is a leading branded footwear specialty retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear for women and men, as well as accessories. As of April 30, 2011, DSW operated 318 stores in 39 states and operated an e-commerce site, www.dsw.com. DSW also supplied footwear to 352 leased locations in the United States. For store locations and additional information about DSW, http://www.dswinc.com/.
DSW INC.
Q1 2011 SEGMENT RESULTS
Net sales by reportable segment:

	Thirteen Weeks Ended
	April 30,	May 1,
	2011	2010	% Increase
	(in millions)
DSW	$462.4	$411.6	12.3%
Leased Business Division	41.2	37.9	8.7%

Total DSW Inc.	$503.6	$449.5	12.0%

Comparable sales change by reportable segment:

	Thirteen Weeks Ended
	April 30,	May 1,
	2011	2010
DSW	10.9%	17.7%
Leased Business Division	9.2%	2.2%
Total DSW Inc.	10.8%	16.2%
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our “Outlook,” are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in opening and operating new stores on a timely and profitable basis; continuation of supply agreements and the financial condition of our leased business partners; maintaining good relationships with our vendors; our ability to anticipate and respond to fashion trends; fluctuation of our comparable sales and quarterly financial performance; disruption of our distribution operations; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; uncertain general economic conditions; risks inherent to international trade with countries that are major manufacturers of footwear; risks related to our cash and investments; RVI’s lease of an office facility; and risks related to the pending merger of DSW and RVI. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company’s latest annual or quarterly report, as filed with the SEC. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of	As of
	April 30, 2011	January 29, 2011

Assets
Cash and equivalents	$49,883	$93,617
Short-term investments	287,947	241,557
Accounts receivable, net	12,372	12,514
Inventories	334,495	309,013
Prepaid expenses and other current assets	25,221	29,945
Deferred income taxes	31,827	30,535

Total current assets	$741,745	$717,181

Property and equipment, net	217,216	210,391
Long-term investments	54,913	49,987
Goodwill	25,899	25,899
Other assets	4,797	5,439

Total assets	$1,044,570	$1,008,897

Liabilities and shareholders’ equity
Accounts payable	142,209	149,722
Accrued expenses	94,537	103,994

Total current liabilities	$236,746	$253,716

Deferred income taxes and other non-current liabilities	120,925	114,417
Total shareholders’ equity	686,899	640,764

Total liabilities and shareholders’ equity	$1,044,570	$1,008,897

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Thirteen weeks ended	Thirteen weeks ended
	April 30, 2011	May 1, 2010
Net sales	$503,588	$449,537
Cost of sales	(331,438)	(302,172)

Gross profit	172,150	147,365
Operating expenses	(108,820)	(98,220)

Operating profit	63,330	49,145
Interest income, net	432	785

Earnings before income taxes	63,762	49,930
Income tax provision	(25,360)	(19,746)

Net income	$38,402	$30,184

Basic and diluted earnings per share:
Basic	$0.87	$0.69
Diluted	$0.85	$0.67

Shares used in per share calculations:
Basic	44,289	43,908
Diluted	45,313	44,774
SOURCE: DSW Inc.
Company Contact:
DSW Inc.
Jennie Wilson
Senior Vice President Finance & Controller
(614) 872-1474

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113